UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ] Preliminary Information Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[     ] Definitive Information Statement

GFR PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Chapter)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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[    ] Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GFR PHRAMACEUTICALS INC.
Suite 11405 - 201A Street
Maple Ridge, British Columbia
V2X 0Y3 Canada
(Principal Executive Offices)

October ____, 2006

We are not asking you for a proxy and you are requested not to send us a proxy.

Dear Shareholder:

We are writing to inform you of a plan of exchange (the “Plan of Exchange”) among GFR Pharmaceuticals Inc. (“GFRP”), New Century Scientific Investment Ltd. (“New Century”) a corporation organized and existing under the laws of the Peoples’ Republic of China, Richard Pierce (“Pierce”), the CEO and President and majority shareholder of GFRP, and Guo, Li An (“Guo”), the majority shareholder of New Century. Under the Plan of Exchange, the parties agreed that (1) GFRP would acquire a 90+% interest in New Century by issuing 40 million restricted shares of common stock to the beneficial owners of New Century in exchange for their interest in New Century (“Share Exchange”), (2) all of the shares of each of GFR Pharma, Inc., GFR Health, Inc., and Nutritionals Direct, Inc. (collectively, the “Subsidiaries”) will be sold to Richard Pierce or his nominee  in consideration of Pierce or his nominee assuming all the liabilities of the GFRP, including, among others, any accounts payable, bank overdraft, bank line, shareholder loans or accrued expenses (“Subsidiary Transfer”), and (3) Pierce will sell 200,000 shares of common stock to New Century’s nominee, Dong, Jian Zhong, for the purchase price of $325,000 (“Share Sale”).

The holders of more than 52 % of the outstanding common shares of GFRP have approved the Plan of Exchange and the transactions contemplated by the Plan of Exchange (the “Transactions”). No other stockholder approval is required. Therefore, this information statement is being furnished to stockholders of GFRP for informational purposes only.

The Board of Directors of GFRP has concluded the Plan of Exchange and the Transactions are fair to, and in the best interests of, the shareholders, and has unanimously approved GFRP’s execution, delivery and performance of the Plan of Exchange and the Transactions.

The accompanying Information Statement describes in more detail the terms and conditions of the Plan of Exchange, the manner in which the Transactions will take place, You are encouraged to read the attached Information Statement for further information regarding these actions.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934.

GFR Pharmaceuticals Inc.

 /s/ Richard Pierce
 Richard Pierce
CEO & President

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Preliminary Copy
GFR PHRAMACEUTICALS INC.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: October _____, 2006

Suite 11405 - 201A Street
Maple Ridge, British Columbia
V2X 0Y3 Canada
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1. Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of GFRP, other than the consenting stockholders referred to below, in connection with the plan of exchange dated as of June 26, 2006 (the “Plan of Exchange”) among GFR Pharmaceuticals Inc. (“GFRP”), New Century Scientific Investment Ltd. (“New Century”) a corporation organized and existing under the laws of the Peoples’ Republic of China, Richard Pierce (“Pierce”), the CEO and President and majority shareholder of GFRP, and Guo, Li An (“Guo”), the majority shareholder of New Century. Under the Plan of Exchange, the parties agreed that (1) GFRP would acquire a minimal 90% interest in New Century by issuing 40 million restricted shares of common stock to the beneficial owners of New Century in exchange for their interest in New Century (“Share Exchange”), (2) all of the shares of each of GFR Pharma, Inc., GFR Health, Inc., and Nutritionals Direct, Inc. (collectively, the “Subsidiaries”) will be sold to Pierce or his nominee as consideration Pierce or his nominee will assume all liabilities of GFRP, including, among others, any accounts payable, bank overdraft, bank line, shareholder loans or accrued expenses (“Subsidiary Transfer”), and (3) Pierce will sell 200,000 shares of common stock to New Century’s nominee, Dong, Jian Zhong, for the purchase price of $325,000 (“Share Sale”).

The board of directors of GFRP has approved the Plan of Exchange and the transactions contemplated by the Plan of Exchange (the “Transactions”). The board of directors has also received written consent of the holders of a majority of GFRP’s outstanding shares of common stock, approving the following resolutions:

1.
to approve, with or without modification, the acquisition of a minimal 90% interest in New Century Scientific Investment Ltd., pursuant to the terms and conditions of the plan of exchange dated June 26, 2006, including the issuance of 40 million restricted shares of common stock to the beneficial owners of New Century (the “Share Exchange”);

2.
to approve, with or without modification, the sale of all of the shares of each of GFR Pharma, Inc., GFR Health, Inc., and Nutritionals Direct, Inc. to Richard Pierce or his nominee pursuant to the terms and conditions of a subsidiary transfer agreement, including the assumption by Pierce or his nominee of all liabilities of GFRP, including, among others, any accounts payable, bank overdraft, bank line, shareholder loans or accrued expenses (the “Subsidiary Transfer”);

3.
to authorize the directors of the Company, without further approval of the shareholders, to renegotiate or abandon the Share Exchange or the Subsidiary Transfer before signing the applicable agreements and closing documents; and

4.	to authorize and direct the directors to do anything and deliver any documents that are required to give effect to (1) Share Exchange and (2) the Subsidiary Transfer.

(collectively, the “Resolutions”).

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Section 78.320 of the Nevada Revised Statutes and the By-laws of GFRP provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On September 29, 2006, the holders of a majority of the voting power signed and delivered to GFRP written consents approving the Resolutions, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

GFRP has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolutions will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.

This Information Statement is dated October ____, 2006 and is first being mailed to stockholders on or about October ____, 2006. Only shareholders of record at the close of business on September 29, 2006 are entitled to notice of the Resolutions and to receive this Information Statement.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and Bylaws of GFRP nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolutions.

c.	Voting Securities and Principal Holders Thereof.

As of September 29, 2006, there were 1,079,940 outstanding shares of common stock of GFRP, each of which was entitled to one vote for the purpose of approving the Resolutions. Stockholders of record at the close of business on September 29, 2006 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

(i)	Security Ownership of Certain Beneficial Owners (more than 5%)

To the best of management’s knowledge, the following table sets forth all persons beneficially owning more than 5% of the common stock of GFRP as at September 29, 2006. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common stock	Richard Pierce 12310 - 201 Street Maple Ridge, British Columbia V2X 7A6 Canada	570,000	52.8%
shares of common stock	Wade Smith 67 Shedbourne Avenue Dayton, Ohio 45403	72,700	6.7%
shares of common stock	Lucretia Schanfarber Box 45 Heriot Bay, British Columbia V0P 1H0 Canada	63,333	5.9%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.
[2] Based on 1,079,940 shares of common stock issued and outstanding as of September 29, 2006.

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(ii)	Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common stock	Richard Pierce 12310 - 201 Street Maple Ridge, British Columbia V2X 7A6 Canada	570,000	52.8%
shares of common stock	Marc Casavant 1669 Grant Avenue Port Coquitlam, British Columbia V3B 7W9 Canada	0	0%
shares of common stock	Wang, Li An c/o 99 Yan Xiang Road Biosep Building Xi An, Shaan Xi Province, P. R. China 710054	0	0%
shares of common stock	Directors and Executive Officers (as a group)	570,000	52.8%
[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.
[2] Based on 1,079,940 shares of common stock issued and outstanding as of September 29, 2006.

(iii) Changes in Control

GFRP is not aware of any arrangement that may result in a change in control of GFRP, with the exception of the 40 million shares of common stock to be issued pursuant to the terms and conditions of the Share Exchange. As a result, there will be a change in control in the voting shares of GFRP. The basis of the change in control will be a change in the controlling shareholders.

Guo, Li An will acquire controlling interests in GFRP by transferring 39% of his 49% interest in New Century to GFRP pursuant to the terms and conditions of the Share Exchange. As consideration for 39% of his interest in New Century, Guo, Li An will receive 16 million restricted shares of common stock in the capital of GFRP, which represents a 38.9% interest in GFRP. New Century is a private corporation incorporated under the laws of the People’s Republic of China, which is beneficially owned by approximately 3,534 beneficial owners with no beneficial owner owning a 5% or more interest in New Century, with the exception of Guo, Li An who beneficially owns a 49% interest in New Century and Dong, Ai Ju who beneficially owns an 11% interest in New Century. The reason Guo, Li An is only receiving 16 million restricted shares of common stock and not a 49% interest is because Guo, Li An will hold the balance of his interest in New Century (10%) on behalf of GFRP in order to comply with the corporate laws of the People’s Republic of China. As for Dong, Ji An, Greentree Financial Group, Inc, the escrow agent, has advised GFRP that Dong, Ji An will not be receiving any of the 40 million restricted shares of common stock even though Mr. Dong owns an 11% interest in New Century.

Also, as part of the Share Sale, Pierce will sell 200,000 shares of common stock to Dong, Jian Zhong and as a result of the Share Sale and the closing of the Plan of Exchange and the other Transactions, Pierce’s shareholdings will be reduced to a 0.9% interest in GFRP.

Prior to the completion of the Plan of Exchange and the Transactions, as disclosed in more detail below, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of Richard Pierce (52.8%), Wade Smith (6.7%), and Lucretia Schanfarber (5.9%).

d.	Mergers, Consolidations, Acquisitions and Similar Matters.

Summary of Plan of Exchange

GFR Pharmaceuticals Inc. (“GFRP”), New Century Scientific Investment Ltd. (“New Century”) a corporation organized and existing under the laws of the Peoples’ Republic of China, Richard Pierce (“Pierce”), the CEO and President and majority shareholder of GFRP, and Guo, Li An (“Guo”), the majority shareholder of New Century entered into a plan of exchange dated as of June 26, 2006 (the “Plan of Exchange”). Under the Plan of Exchange, the parties agreed that (1) GFRP would acquire a minimal 90% interest in New Century by issuing 40 million restricted shares of common stock to the shareholders of New Century in exchange for their interest in New Century (“Share Exchange”), (2) all of the shares of each of GFR Pharma, Inc., GFR Health, Inc., and Nutritionals Direct, Inc. (collectively, the “Subsidiaries”) will be sold to Pierce or his nominee as consideration Richard Pierce or his nominee will assume all liabilities of GFRP, including, among others, any accounts payable, bank overdraft, bank line, shareholder loans or accrued expenses (“Subsidiary Transfer”), and (3) Pierce will sell 200,000 shares of common stock to New Century or its nominee for the purchase price of $325,000 (“Share Sale”). Each Transaction is conditional upon the other Transactions closing in accordance with the terms and conditions of the Plan of Exchange.

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The balance of the 10% interest in New Century will be held by Guo, Li An on behalf of GFRP in order to comply with the corporate laws of the People’s Republic of China.

The Transactions are anticipated to be closed within 60 days of the Plan of Exchange becoming effective. The Plan of Exchange will become effective immediately upon approval by the parties, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, filings under the Securities Exchange Act of 1934, and the filing of Articles of Exchange, if applicable under State law.

Parties to Plan of Exchange

GFR Pharmaceuticals Inc.

GFR Pharmaceuticals Inc.
Suite 11405 - 201A Street
Maple Ridge, British Columbia
V2X 0Y3 Canada
Telephone: (604) 460-8440

GFRP is a Nevada corporation. GFRP’s primary business operations are conducted through its wholly-owned subsidiaries, GFR Pharma, Inc. and GFR Health, Inc. GFR Pharma, Inc. is a manufacturer of nutritional supplement products and operates a full service manufacturing facility that produces natural-source nutritional, vitamin, mineral, herbal, sports, and nutrition products, and over the counter pharmaceutical products that are sold on a private label basis to wholesale and retail clients. GFR Health, Inc. is GFRP’s wholesale division that markets products manufactured by GFRP to mass market retailers.

Additional information concerning GFRP is included in the reports that GFRP periodically files with the Securities and Exchange Commission. See “Additional Information about GFRP” below for more details.

New Century Scientific Investment Ltd.

New Century Scientific Investment Ltd.
99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province,
P. R. China 710054
Telephone: (8629) 8339-9676

New Century is a corporation organized and existing under the laws of the Peoples’ Republic of China. New Century has been primarily involved in research and development and sales of large-diameter industrial preparative chromatograph system and its applicable materials, including the technique of extraction, purification and crystallization, the natural separation medium, pharmaceutical intermediate and meticulous chemical industrial products. The production base of New Century is located in Sanyuan, the suburban of Xi'an city. It covers an area of approximately 361,000 square feet.

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Controlling shareholders

GFRP’s controlling shareholder, Richard Pierce, has consented in writing to the corporate actions being taken that would have otherwise been ratified by a majority of stockholders at a shareholder’s meeting. As one of the Transactions under the Plan of Exchange, Pierce has agreed to sell 200,000 shares of common stock in the capital of GFRP to New Century or its nominee for the purchase price of $325,000. Pierce will retain 370,000 shares of common stock of GFRP as an investment, of which 170,000 shares will be locked up and non-transferable for three months after the closing and the remaining 200,000 shares of common stock will be locked up and non-transferable for twelve months after closing of the Plan of Exchange.

New Century’s controlling shareholders are Guo, Li An and Dong, Ai Ju.

Considerations Relating to the Plan of Exchange

GFRP’s board of directors unanimously recommended that GFRP approve and adopt the Plan of Exchange and the Transactions. In reaching its decision to approve and adopt the Plan of Exchange and the Transactions, GFRP’s board of directors consulted with management and considered a variety of factors with respect to the Plan of Exchange and the Transactions, including the following:

•
the risks and challenges facing GFRP in the future as compared to the opportunities available to GFRP in the future and concluded that the Plan of Exchange and the Transactions was the best alternative for maximizing value to GFRP’s shareholders;

•	GFRP’s discussions with a number of potential merger partners in the period from early 2005 through the date the Plan of Exchange was signed, which did not result in a similar agreement being reached;
•
the possible alternatives to the Plan of Exchange and the Transactions (including the possibility of continuing to operate as an independent entity and the perceived risks of that alternative), the range of potential benefits to GFRP’s shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and GFRP’s board of directors’ assessment that none of these alternatives were reasonably likely to present superior opportunities for GFRP or to create greater value for GFRP’s shareholders taking into account risks of execution as well as business, competitive, industry, and market risks, than the Plan of Exchange and the Transactions;

•	the fact that the provisions of the Plan of Exchange were determined through arms’ length negotiations between GFRP and New Century;
•	the short-term and long-term interests of GFRP and its shareholders;
•	the purchase price and elimination of liabilities that GFRP would otherwise have to pay;
•	the liquidity concerns currently faced by GFRP;
•	the fact that the sale of the Subsidiaries will enhance GFRP’s liquidity;
•	the potential investment risk of retaining the Subsidiaries and attempting to grow and develop the Subsidiaries compared to the value of New Century;
•	the current and prospective environment in which GFRP operates, and in particular, competitive factors;
•	the fact that the Plan of Exchange and the Transactions are not subject to any financing conditions;

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In the course of its deliberations, GFRP’s board of directors also considered a variety of risks and other potentially negative factors, including the following:

•
the fact that GFRP’s shareholders will be diluted by the common shares issued as part of the Share Exchange with New Century and may be diluted by future issuances of common shares, if necessary, to satisfy GFRP’s working capital needs. GFRP will issue 40 million restricted common shares as part of the Share Exchange with New Century, which, together with other possible future issuances to raise additional working capital, will significantly reduce the percentage ownership of GFRP’s existing shareholders;

•
the conditions to New Century’s obligation to complete the merger and the right of New Century to terminate the Plan of Exchange and the Transactions in certain circumstances, including for certain breaches by GFRP of its representations, warranties, covenants, and agreements in the Plan of Exchange;

•
the risk that the Plan of Exchange and the Transactions might not receive regulatory approvals and clearances necessary to complete the Plan of Exchange or the Transactions or that governmental authorities could attempt to condition the Plan of Exchange or the Transactions on one or more of the parties’ compliance with certain burdensome terms or conditions;

•
the interests that GFRP’s directors and executive officers have or may have with respect to the Plan of Exchange and the Transactions, in addition to their interests as shareholders of GFRP or New Century generally, as described above in “Voting Securities and Principal Holders Thereof“;

•
upon completion of the Plan of Exchange and the Transactions, GFRP will assume New Century’s assets, liabilities and plan of operation that will require additional financing to fully implement, which there can be no assurance that such financing can be obtained, or whether GFRP will have to raise additional capital following the acquisition in order to implement its new business plan;

The foregoing discussion of the factors considered by GFRP’s board of directors is not intended to be exhaustive, but rather includes material factors that the GFRP board considered in approving and recommending the Plan of Exchange and the Transactions. In view of the wide variety of factors considered by GFRP’s board in connection with its evaluation of the Plan of Exchange and the Transactions and the complexity of these factors, GFRP’s board did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign any specific or relative weights to the specific factors it considered in reaching its determination. GFRP’s board considered all these factors as a whole, and determined that the transaction was in the best interests of GFRP and its shareholders. In considering the factors described above, individual directors may have assigned different weights to different factors.

It should be noted that portions of the explanation of GFRP’s board of directors’ reasoning and other information presented in this section are forward-looking in nature and, therefore, should be read along with the factors discussed under the caption “Forward-Looking Statements May be Inaccurate” on page 10 of this information statement.

For the reasons set forth above, GFRP’s board of directors unanimously approved and declared advisable the Plan of Exchange and the Transactions, declared that it is in the best interest of GFRP’s shareholders that GFRP enter into the Plan of Exchange and the Transactions and consummate the Plan of Exchange and the Transactions, and determined that the Plan of Exchange and the Transactions are advisable and fair to GFRP’s shareholders.

Share Exchange with New Century

As one of the Transactions contemplated by the Plan of Exchange, GFRP agreed that it would acquire a minimal 90% of New Century from Guo, Li An and Dong, Ai Ju, the beneficial owners of New Century in consideration of 40 million restricted shares of common stock in the capital of GFRP (the “Share Exchange”).

Summary term sheet

•	GFRP will issue an aggregate 40 million restricted shares of common stock to Guo, Li An and Dong, Ai Ju, the beneficial owners of New Century.
•	GFRP will receive a minimal 90% of the beneficial ownership in New Century.
•
The parties have entered into a plan of exchange dated June 26, 2006 for the exchange of the beneficial ownership in New Century for the shares of common stock in GFRP, which contains standard terms and conditions for such a transaction and several conditions precedent.

Business conducted

New Century is a corporation organized and existing under the business laws of the Peoples’ Republic of China. New Century has been primarily involved in research and development and sales of large-diameter industrial preparative chromatograph system and its applicable materials, including the technique of extraction, purification and crystallization, the natural separation medium, pharmaceutical intermediate and meticulous chemical industrial products. The production base of New Century is located in Sanyuan, the suburban of Xi'an city. It covers an area of approximately 361,000 square feet.

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Terms of the Share Exchange

•	GFRP will appoint a nominee to the board of directors of GFRP to assist in the valuation of the beneficial interest in New Century and to approve the Share Exchange.
•
GFRP will eliminate all known liability of GFRP as of the Closing, including, but not limited to, any accounts payable, bank overdraft, bank line, shareholder loans or accrued expenses, as well as any liabilities shown on its last quarterly report filed with the United States Securities and Exchange Commission prior to the Closing.

•	New Century’s GAAP audited assets will have to be more than $8 million before Closing.
•
New Century will have delivered audited financial statements and an audit report thereon for the year ended December 31, 2005 and unaudited financial statements for the period ended May 31, 2006, with any required audits prepared by a PCAOB member audit firm in accordance with U.S. GAAP.

•	GFRP, New Century and Pierce will each deliver a certificate at closing to one another in the form set out in the Plan of Exchange.
•
GFRP will, for a period of 18 months following the closing of the Plan of Exchange, agree not to rollback, consolidate, or merge its shares of common stock in any way that would effectively reduce the shareholdings of existing shareholders.

For more details see GFRP’s Form 8-K - Current Report and attached Exhibits, including the Plan of Exchange and the Letter of Intent, filed with the SEC on July 3, 2006.

The factors considered by GFRP’s board of directors and its management in approving the Share Exchange are listed above under “Considerations Relating to the Plan of Exchange” on page 7.

GFRP’s board of directors unanimously approved the Share Exchange and shareholders owning approximately 52.8% of GFRP’s issued and outstanding shares of common stock approved the Share Exchange by written consent. No further corporate approvals are necessary under Nevada law.

Subsidiary Transfer

As another one of the Transactions contemplated by the Plan of Exchange, GFRP agreed that it transfer GFR Pharma, Inc, GFR Health, Inc. and Nutritionals Direct, Inc. (collectively, the “Subsidiaries”) to Pierce in consideration of Pierce or his nominee paying $1.00 and assuming all the liabilities of the Subsidiaries, which are approximately $2,050,000 in total (the “Subsidiary Transfer”).

Summary term sheet

•
GFRP will transfer its 100% interest in each of the Subsidiaries to Pierce in consideration of Pierce or his nominee assuming all the liabilities of GFRP, including, among others, any accounts payable, bank overdraft, bank line, shareholder loans or accrued expenses, as well as any liabilities shown on its last quarterly report filed with the United States Securities and Exchange Commission, which was $2,940,568.

•
The parties will enter into a subsidiary transfer agreement for the transfer of all of the shares in each of the Subsidiaries to Pierce and the assignment of all the liabilities of GFRP, which will contain the agreed upon terms and conditions and standard terms and conditions for such a transaction.

Business conducted

GFR Pharma, Inc. is a manufacturer of nutritional supplement products and operates a full service manufacturing facility that produces natural-source nutritional, vitamin, mineral, herbal, sports, and nutrition products, and over the counter pharmaceutical products that are sold on a private label basis to wholesale and retail clients.

GFR Health, Inc. is GFRP’s wholesale division that markets products manufactured by GFRP to mass market retailers.

Nutritionals Direct, Inc. has been a dormant company since 1999, and is the owner of the domain name www.nutritionalsdirect.com, which is its sole asset.

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Terms of the Subsidiary Transfer

•
All of the debt owed by the Subsidiaries to GFRP will be assigned to Pierce or his nominee for an amount of consideration to be negotiated by the parties. GFRP’s board of directors will approve after appropriate review (with Pierce abstaining) the settlement of debt with the Subsidiaries and will approve the acceptance of shares of the capital stock of GFR Pharma Ltd., as full payment of the debt.

•	All of the accounts payable of GFRP, which will approximately be US$600,000 at the time of closing, will be assigned to Pierce or his nominee.
•	All of the bank overdraft of GFRP, which will approximately be US$900,000 at the time of closing, will be assigned to Pierce or his nominee.
•	All of the indebtedness of GFRP on all lines of credit, which will approximately be US$305,000 at the time of closing, will be assigned to Pierce or his nominee.
•	All of the shareholders’ loans to GFRP, which will approximately be US$150,000 at the time of closing, will be assigned to Pierce or his nominee.
•	All of the accrued expenses of GFRP, which will approximately be US$100,000 at the time of closing, will be assigned to Pierce or his nominee.
•	GFRP will be removed as guarantor from all security instruments and loan documents and all obligations under those instruments and documents will be assigned to Pierce or his nominee.
•	The income tax for the conversion of debt for shares, which will approximately be US$70,000 at the time of closing, will be the responsibility of Pierce or his nominee.

The factors considered by GFRP’s board of directors and its management in approving the Subsidiary Transfer are listed above under “Considerations Relating to the Plan of Exchange” on page 7.

GFRP’s board of directors approved the Subsidiary Transfer and shareholders owning approximately 52.8% of GFRP’s issued and outstanding shares of common stock approved the Subsidiary Transfer by written consent. No further corporate approvals are necessary under Nevada law.

Regulatory approval

Because the Plan of Exchange and the Transactions have been approved by a majority of GFRP’s shareholders, the only remaining condition to fulfill shareholder approval is the distribution of this Information Statement. No other state or federal regulatory approvals are required to effectuate the Plan of Exchange and the Transactions.

Reports, opinions, appraisals

GFRP has not approached or engaged any financial advisor to render a fairness opinion, from a financial point of view, with respect to the Plan of Exchange and the Transactions. The decision not to obtain a fairness opinion was made in light of GFRP’s lack of working capital

Forward Looking Statements May Prove Inaccurate

Certain statements and assumptions in this information statement and in the documents attached or incorporated by reference in this information statement contain or are based on “forward-looking” information and involve risks and uncertainties. Management believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements include the information concerning the consummation of the Transactions and GFRP’s future results of operations and also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and /or similar expressions. These statements are subject to numerous assumptions and uncertainties, many of which are outside of GFRP’s control and involve risks and uncertainties that could cause actual results to differ materially from the results contained in the forward-looking statements. These include consummation of the Transactions, governmental regulatory processes, and future operations of GFRP.

Page - 10

You should not place undue reliance on the forward-looking statements, which speak only as of the date of this information statement or the date of the documents incorporated by reference in this information statement. GFRP does not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information About GFRP

GFRP files annual, quarterly and special reports, information statements and other information with the SEC. These reports, information statements and other information contain additional information about GFRP and will be made available for inspection and copying at GFRP’s executive offices during regular business hours by any GFRP shareholder or a representative of a shareholder as so designated in writing.

GFRP’s shareholders may read and copy any reports, statements or other information filed by GFRP at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Filings by GFRP with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov.

The SEC allows GFRP to “incorporate by reference” information into this information statement. This means that GFRP can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that GFRP files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that GFRP later files with the SEC may update and supersede the information in this information statement. GFRP incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement. GFRP also incorporates by reference into this information statement the following documents filed by it with the SEC under the Exchange Act:

•	Form 8-K - Current Report filed with the SEC on June 6, 2006, and the Letter of Intent attached as an Exhibit to the Current Report;
•	Form 8-K - Current Report filed with the SEC on July 3, 2006, and the Exhibits attached to the Current Report, including the Plan of Exchange; and
•	Form 10-QSB - Quarterly Report for the period ended June 30, 2006, filed with the SEC on August 23, 2006.

GFRP undertakes to provide without charge to each shareholder to whom a copy of this information statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference into this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. Requests for copies of GFRP’s filings should be directed to GFR Pharmaceuticals Inc., Suite 11405 - 201A Street, Maple Ridge, British Columbia, V2X 0Y3, Canada, and GFRP’s telephone number is (604) 460-8840, Attention: Richard Pierce.

The delivery of this information statement should not create an implication that there has been no change in the affairs of GFRP since the date of this information statement or that the information herein is correct as of any later date.

Shareholders should not rely on information other than that contained or incorporated by reference in this information statement. GFRP has not authorized anyone to provide information that is different from that contained in this information statement. This information statement is dated October 2, 2006. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

The information contained or incorporated by reference in this document is not intended to be legal, tax or investment advice. Shareholders are strongly encouraged to consult with his, her or its own legal, tax and financial advisors regarding the consequences of the transactions described in this document.

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Item 2. Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of GFRP’s outstanding common shares approved the Resolutions on September 29, 2006. At that time and as of the date of this Information Statement, Pierce had a direct beneficial ownership in 570,000 shares of common stock in the capital of GFRP and, as a result of the closing of the Plan of Exchange and the Transactions, Pierce will obtain a 100% interest in the Subsidiaries.

Management has not received any notice of opposition to the Resolutions.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ Richard Pierce
Dated: October 2, 2006         Richard Pierce - President and Director

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